FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2015

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 400, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 27, 2015, at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of EnerNOC, Inc. (the “Company”), the Company’s stockholders voted on and approved an amendment and restatement to the Company’s 2014 Long-Term Incentive Plan (the “2014 Plan”). The amendment increased the number of shares of the Company’s common stock authorized for issuance under the 2014 Plan by 1.7 million shares, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 24, 2015 (the “Proxy Statement”). A summary of the 2014 Plan and the approved amendment are set forth in the Proxy Statement. That summary and the foregoing description of the approved amendment are qualified in their entirety by reference to the text of the 2014 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 27, 2015 to consider and vote on the following matters, which are described in detail in the Proxy Statement:

Proposal 1 – Election of Directors.

The Company’s stockholders approved the election of the persons named below as Class II members of the board of directors, to serve for a three-year term until the 2018 annual meeting of stockholders, and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal. The votes cast were as follows:

Name	For	Withheld	Broker Non-Votes
Richard Dieter	19,617,717	2,109,342	5,034,177
TJ Glauthier	19,511,552	2,215,507	5,034,177

Proposal 2 – Flexible Settlement Feature.

The Company’s stockholders approved the flexible settlement feature for the potential conversion of the Company’s 2.25% Convertible Senior Notes due 2019. The votes cast were as follows:

For	Against	Abstentions	Broker Non-Votes
21,509,566	95,674	121,818	5,034,178

Proposal 3 – Amendment and Restatement of the 2014 Long-Term Incentive Plan.

The Company’s stockholders approved the amendment and restatement of the 2014 Long-Term Incentive Plan to increase the aggregate number of shares of the Company’s common stock authorized for issuance by 1,700,000. The votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
13,048,963	8,545,216	132,878	5,034,179

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm.

The Company’s stockholders approved the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The votes cast were as follows:

For	Against	Abstentions	Broker Non-Votes
25,312,476	1,322,911	125,849	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: May 29, 2015	By:	/s/ Neil Moses
	Name:	Neil Moses
	Title:	Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1@	EnerNOC, Inc. 2014 Long-Term Incentive Plan, and forms of agreement thereunder.

@	Management contract, compensatory plan or arrangement